UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2008
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.
     On April 17, 2008, Plains All American Pipeline, L.P. (the “Partnership”) issued a press release announcing (i) that its General Partner had agreed to temporarily reduce its incentive distribution in connection with the Rainbow Pipe Line acquisition announced on April 7, 2008, (ii) that it would pay an increased distribution on its limited partner units for the first quarter of 2008 and (iii) that it was increasing its distribution growth goal for 2008. The Partnership is furnishing a copy of such press release as Exhibit 99.1 hereto.
Item 8.01 Other Events.
     On April 17, 2008, the Partnership announced that its General Partner had agreed to temporarily reduce its incentive distribution in connection with the Rainbow Pipe Line acquisition announced on April 7, 2008. Beginning on the second quarterly distribution payment date after closing of the Rainbow acquisition, the quarterly payment paid to the holder of the Partnership’s incentive distribution rights will be reduced by $2,500,000 per quarter for two quarters and $1,250,000 per quarter for four quarters, for an aggregate reduction of $10,000,000 over six quarters. The reduction will become effective only upon and after consummation of the Rainbow acquisition.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1            —       Press Release dated April 17, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: April 18, 2008	By:	PAA GP LLC, its general partner

	By:	/s/ Tim Moore
		Name:	Tim Moore
		Title:	Vice President

EXHIBIT INDEX
Exhibit 99.1            —       Press Release Dated April 17, 2008